Exhibit 10.25

* Certain confidential information contained in this document,

marked by brackets, has been omitted and filed separately

with the Securities and Exchange Commission pursuant to

Rule 406 of the Securities Act of 1933, as amended.

DATED May 14, 2015

(1) EXTAB CORPORATION

(2) SOPHARMA AD

Technical and Quality Agreement

*Confidential Treatment Requested

THIS TECHNICAL AND QUALITY AGREEMENT (the “Agreement”) is made on 14 May 2015 (the “Effective Date”)

BETWEEN:-

(1)	EXTAB CORPORATION of Corporation Trust Centre 1209 Orange Street, Wilmington, Delaware 19801, USA (“EXTAB”); and

(2)	SOPHARMA AD of 16, Iliensko Shosse Boulevard, 1220 Sofia, Bulgaria (“SOPHARMA”)

each a “Party” and together the “Parties”.

WHEREAS:-

(A)	The Parties entered into a commercial agreement on the supply of pharmaceutical products on 1 February 2010 (the “Supply Agreement”), under which Sopharma manufactures and supplies the products (as defined therein) to Extab.

(B)	Pursuant to the Supply Agreement the Parties wish to outline Sopharma’s detailed obligations in relation to the manufacture and quality of the Products.

IT IS AGREED as follows: -

1.	INTERPRETATION

1.1	In this Agreement:-

“Active Agent”	means the active pharmaceutical ingredient, Cytisine (including intermediates, salts, esters and pharmaceutical compositions containing Cytisine;

“Batch Release Documentation”	means executed batch records, test records, Certificate of Analysis and Certificate of Compliance;

“Certificate of Analysis”	means in respect of a product and/or material, a certificate signed by a qualified and authorised representative of the manufacturer confirming results of analysis of such product and/or material and that such product and/or material complies with its agreed specification along with the methods by which the analysis was performed;

“Certificate of Compliance”	means in respect of the Product, a certificate signed by a qualified and authorised representative of Sopharma confirming that the Active Agent is cGMP compliant;

“Certificate of Conformance”	means in respect of the Product, a certificate signed by a qualified and authorised representative of Sopharma confirming that the Product complies with this Agreement and the Specifications;

“Contact Persons Table”	means the Parties’ contact details as set out in the table in Schedule 2;

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“Critical Quality Attributes”	means aspects influencing Active Agent purity, potency, stability and drug release and are defined by Raw Material, in-process control, intermediate products and Active Agent’s Specifications;

“cGMP”	means current Good Manufacturing Practice as defined in the laws, regulations and guidance of the European Union and all other corresponding applicable national laws and regulations;

“Deviation”	means a critical deviation or OOS or OOT that may directly or indirectly influence the specified Critical Quality Attributes of Raw Material, process intermediates and the Active Agent and/or their regulatory compliance;

“Division of Responsibilities Table”	means the table set out in Schedule 1;

“Finished Product”	shall nave the meaning set out in the Supply Agreement;

“Master Batch Records”	means a record that describes the step by step procedures to be followed during manufacturing the Active Agent, and used to generate each individual batch record that is issued when a given batch of Active Agent is to be manufactured;

“OOS”	means that the Product and/or Active Agent is out of the Specifications;

“OOT”	means that the Product and/or Active Agent is out of trend;

“Product”	has the meaning set out in the Supply Agreement and includes the Active Agent and the Finished Product;

“Quality Unit”	means the group of persons responsible for the quality and safety relating to the Product;

“Raw Materials”	means all materials, reagents, solvents, chemicals and similar components intended for use in the production of intermediates or the Active Agent, including [Sopharma to insert specific raw materials]; and

“Specifications”	means the specifications of the Active Agent and Finished Product set out in Schedule 3.

1.2	Clause headings shall not affect the interpretation of this Agreement. References to Clauses and Schedules are to the clauses of and schedules to this Agreement.

1.3	Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular and a reference to one gender shall include a reference to the other genders.

1.4	A reference to a statute, statutory provision or subordinated legislation is a reference to it as it is in force from time to time, or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party. A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

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1.5	Any words following the terms including, include, in particular or any similar expression shall be constructed as illustrative and shall not limit the sense of the words preceding those terms.

2.	DIVISION OF RESPONSIBILITIES

Each Party shall be responsible for meeting their respective responsibilities as set out in the Division of Responsibilities table.

3.	CONTACT PERSONS

All communications between the Parties under this Agreement shall be in accordance with the Contact Persons Table, as appropriate.

4.	EQUIPMENT AND PROCESS REQUIREMENTS

4.1	[Sopharma to insert any specific requirements relating to the equipment and/or process (i.e. certificates, equipment materials etc.)]

5.	METHODS

5.1	Sopharma is responsible for facility, utility and equipment qualification and ensuring that these items remain within a qualified and validated state. Qualification documentation shall be available for review during an audit.

5.2	Sopharma is responsible for maintenance, qualification of the facility and equipment of the Active Agent.

5.3	Sopharma is responsible for providing the Master Batch Records to Extab for approval prior to and after process execution.

6.	RAW MATERIALS

6.1	Sopharma shall be responsible for the purchase, storage, handling, sampling, testing and approval or rejection of materials used in manufacturing the Active Agent pursuant to the Supply Agreement.

6.2	Sopharma must utilize documented material inspection plans and testing procedures. The results of this inspection and testing must be in accordance with any and all instructions supplied by Extab.

6.3	Sopharma will inspect and/or test all materials on a batch-by-batch basis.

6.4	Sopharma shall only purchase materials from approved suppliers. Approval by Extab is required for any change in the supplier of Raw Material.

6.5	Sopharma will provide the material name, supplier name and a Certificate of Analysis for all Raw Materials used in the manufacturing of the Active Agent to Extab.

6.6	Raw Materials supplied by qualified vendors can be subject to reduced testing but a minimum identification testing (or visual examination in case of hazardous or highly toxic raw materials) needs to be performed for each Delivery (as defined in the Supply Agreement) and each batch.

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7.	MANUFACTURING

7.1	Sopharma shall manufacture the Product in accordance with this Agreement, the Supply Agreement, cGMP and the Specifications.

7.2	Manufacturing processes will be performed in cGMP classified areas for the production of the Active Agent. Manufacturing will be performed in accordance to regulatory guidelines and will be documented accordingly.

7.3	Manufacturing Master Batch Records will be prepared by Sopharma and approved by Extab prior to the start of production.

7.4	Extab representatives will be allowed on-site for support during all manufacturing operations. To the extent possible, Extab will notify Sopharma in advance for prior arrangements.

7.5	The Parties agree that the below flow diagram represents the Product manufacturing process:

[Sopharma to insert flow diagram for Product production]

8.	RETENTION SAMPLES AND REFERENCE SAMPLES

8.1	Sopharma will take and retain samples of Raw Materials necessary for full testing requirements. Such samples will be stored for three (3) years past the expiration date of the Raw Material. Extab will be notified and consulted prior to disposal of any such samples.

8.2	Sopharma will take and retain samples of the Active Agent equivalent to at least […***…] times the amount of full testing requirements. The samples and retains will be stored for three (3) years past the retest date of the Raw Material. Extab will be notified and consulted prior to disposal of any such samples.

8.3	Sopharma will be responsible for retention, maintenance and management of samples in accordance with cGMP requirements.

8.4	Sopharma will be responsible for the annual visual inspection of the reserve samples of the Active Agent and communication of the results of the inspection to Extab.

9.	STORAGE AND PACKAGING PROCESS

9.1	Sopharma is responsible for managing the storage of Raw Materials used for the manufacture of the Active Agent, all Active Agent process intermediates and the Active Agent at all times and ensuring that the materials are stored under appropriate conditions and in accordance with cGMP requirements.

9.2	The Parties agree that the below flow diagram represents the Product packaging process:

[Sopharma to insert flow diagram for Product packaging process]

10.	SAFETY, CLEANING AND WASTE MANAGEMENT

10.1	Extab will disclose any and all available toxicological, eco-toxicological and any Active Agent related safety or adverse event within a reasonable timeframe.

10.2	Sopharma is responsible for cleaning and waste management of the manufacturing facility in accordance with Extab approved Standard Operating Procedures (SOPs) and in compliance with all local laws and regulations associated with waste disposal.

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11.	QUALITY CONTROL

11.1	New reference standards will not be qualified by Sopharma without prior written authorization from Extab.

11.2	The in-process control (“IPC”) samples, process intermediate products and the Active Agent will be tested by Sopharma according to the instructions and written procedures agreed upon by the Parties.

12.	DEVIATION AND OUT OF SPECIFICATION

12.1	Any Deviations and/or OOS during manufacturing and/or testing will be communicated to Extab in writing within one (1) week of confirmation. After confirmation of an OOS or Deviation, no additional testing or sampling shall be performed without prior approval from Extab.

12.2	Any non-critical deviations from approved procedures for manufacturing and testing of the Active Agent will be assessed and approved by Sopharma’s Quality Unit.

12.3	All Deviation and OOS reports, critical and non-critical, will include the following:-

12.3.1	occurrence date;

12.3.2	list of impacted batch(es);

12.3.3	description of the Deviation or OOS and immediate actions taken;

12.3.4	impact of the Deviation or OOS on Active Agent quality;

12.3.5	investigation summary (if applicable);

12.3.6	root cause (if known); and

12.3.7	corrective and preventive action (if applicable).

12.4	All Deviation or OOS will be investigated for root cause and fully documented by Sopharma within thirty (30) calendar days of the date of discovery. These investigations will include proper justification, scientific rationale and data where appropriate. In the event that a Deviation cannot be resolved within thirty (30) calendar days, Sopharma will provide a memorandum to Extab with periodic updates at least every fourteen (14) calendar days of the investigation’s progress.

12.5	Extab may participate in any full-scale investigation concerning all Deviations and OOS results.

12.6	Documentation related to investigations will be retained as part of the batch. Copies of the completed and approved Deviation or OOS reports will be provided to Extab immediately.

12.7	When deemed necessary, Extab reserves the right to request additional or more in-depth investigation of the Deviation or OOS by Sopharma.

12.8	In all cases, when a critical Deviation or OOS occurs on a batch, Extab will have the final review and decision-making responsibility as to the impact of the Deviation(s) on the Active Agent which will include disposition of the affected batches.

13.	CHANGE CONTROL AND COMPLIANCE

13.1	All SOPs are managed by Sopharma.

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13.2	Sopharma will communicate to Extab without delay and in due time any critical change request(s) in manufacturing and testing of the Active Agent. Extab will approve the change requests prior to implementation.

13.3	Extab shall assess any change request received from Sopharma in a timely manner, and Extab will not unreasonably withhold its approval of the change request.

13.4	Changes related to creation of documents such as specifications for non-critical Raw Materials or compendial methods do not require Extab approval. Copies of such changes will be provided to Extab.

13.5	Reworking shalI be performed according to Extab approved procedures and reported to Extab. Reasons for reprocessing have to be investigated, and the results shall be communicated with Extab. Reworking is only possible after approval by Extab.

14.	BATCH RELEASE

14.1	Sopharma will perform the release of each batch according to in-house Extab approved SOPs.

14.2	Sopharma will provide a copy of executed batch records and supporting release documentation (i.e. in-process and batch test results, Deviation) for Extab review within thirty (30) working days after completion of the associated operation.

14.3	Extab will contact Sopharma with request for corrections, clarifications or other comments and responses shall be forthcoming within ten (10) business days.

14.4	Sopharma will keep on file Batch Release Documentation for five (5) years after the batch is Delivered. The storage date commences after review and approval of Batch Release Documentation. After five (5) years, all documents will be archived by Sopharma. During the storage period, these documents must be accessible for review and inspection by Extab and/or regulatory authorities if requested for each batch of the Active Agent.

15.	SHIPMENT AND RELEASE OF ACTIVE AGENT

15.1	Sopharma will perform alI release testing of the Active Agent according to Extab approved in-house SOPs and the Active Agent’s Specifications.

15.2	Sopharma is responsible for releasing the Active Agent to Extab.

15.3	Sopharma will not ship any intermediate or Active Agent for further processing until authorized by Extab. [Extab will provide specific instructions on how to package and ship the material from Sopharma to destinations specified by Extab].

15.4	Sopharma will use Extab approved shipping vendors for the shipment of intermediates and Finished Product.

16.	RELEASE DOCUMENTATION FOR ACTIVE AGENT

16.1	Sopharma will provide to Extab a copy of Certificate of Analysis for the respective Active Agent.

16.2	The following documentation is required for each Delivery:-

16.2.1	Certificate of Analysis;

16.2.2	Certificate of Compliance;

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16.2.3	Certificate of Conformance; and

16.2.4	copies of investigation reports regarding quality incidents (Deviations, OOS results, or similar), as applicable.

16.3	The Certificate of Analysis in Clause 16.2.1 shall:-

16.3.1	be dated and signed by a responsible person of Sopharma’s Quality Unit:

16.3.2	state that the batch is suitable for release;

16.3.3	include:-

(a)	Sopharma’s name, address, and telephone number (of the manufacturing site);

(b)	Active Agent name;

(c)	Sopharma batch number;

(d)	reference to the Active Agent’s Specification;

(e)	test parameters and corresponding specification requirements;

(f)	test results (numerical, where applicable) for each chemical or physical test performed; and

(g)	date of manufacture, retest date, and date of release of the Active Agent.

16.4	Upon request, Sopharma will provide to Extab any and all data for assessment of the Active Agent.

17.	ACTIVE AGENT STABILITY AND RETEST DATE

Extab is responsible for (a) monitoring the stability, and (b) specifying the retest date of the Active Agent.

18.	SUBCONTRACTING

18.1	Sopharma, upon agreement with Extab, will be entitled to delegate analytical testing to third parties.

18.2	Sopharma is fully responsible for the proper qualification of subcontractors and any and all of their acts and/or omissions relating to this Agreement.

19.	AUDIT

Subject to the confidentiality provisions in the Supply Agreement, Extab shall have the right to inspect and/or audit the Sopharma facility on reasonable notice as it relates to the development, manufacture, testing and control of the Active Agent. Extab will have access to any and all documentation (including lab books, records, data, hard drives, servers) relating to the Active Agent and may take copies of the same. Extab will schedule a formal quality audit no more than twice per year at times during business hours mutually agreed upon by Extab and Sopharma. Responses to any observations submitted by Extab to Sopharma must be submitted to Extab within thirty (30) days of receipt of such observations.

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20.	ACTIVE AGENT COMPLAINTS

20.1	Extab will inform Sopharma about any Active Agent complaint which may pertain to the manufacturing process of the Active Agent.

20.2	Sopharma will support Extab’s investigation and corrective action it the complaint is within the scope of the manufacturing process conducted at Sopharma.

21.	ACTIVE AGENT RECALLS

21.1	In the event that Sopharma believes that a recall of the Active Agent maybe necessary or appropriate, Sopharma shall immediately notify Extab. The Parties will make joint decisions on the disposition of Active Agent

21.2	Sopharma will not initiate any notifications to health authorities concerning a (potential) non-conformance without the prior agreement of Extab.

21.3	Extab is responsible for the final decision and the coordination of any recalls or field alert activities relating to the Active Agent.

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SIGNED by	)

a duly authorised officer	) /s/ Extab Corporation

for and on behalf of	)

EXTAB CORPORATION	)

in the presence of:	)

Signature of Witness:

Name of Witness:

Address:

Occupation:

SIGNED by	)

a duly authorised officer	) /s/ Sopharma AD

for and on behalf of	)

SOPHARMA AD	)

in the presence of:	)

Signature of Witness:

Name of Witness:

Address:

Occupation:

*Confidential Treatment Requested